UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 SCHEDULE 14A

(Rule 14a-101) SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Texas Industries, Inc. (Name of Registrant as Specified in its Charter)

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On October 14, 2008, Texas Industries, Inc. used the following presentation in a meeting with representatives of Proxy Governance, Inc.:

TEXAS INDUSTRIES, INC.

Conference Call

October 2008

FORWARD-LOOKING STATEMENT

Certain statements contained in this presentation are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on Texas Industries' business; changes in economic conditions specific to any one or more of Texas Industries' markets; the cyclical and seasonal nature of Texas Industries' business; construction activity in Texas Industries' markets; changes in demand; abnormal periods of inclement weather; unexpected periods of equipment downtime; changes in costs of raw materials, fuel and energy; changes in the cost or availability of transportation; unexpected operational difficulties; changes in interest rates; the timing and amount of federal, state and local funding for infrastructure; inability to timely execute announced capacity expansions; ongoing volatility and uncertainty in the capital markets; the impact of environmental laws, regulations and claims, and changes in governmental and public policy; and other risks and uncertainties described in Texas Industries' reports on SEC Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and Texas Industries assumes no obligation to publicly update such statements.

A BUILDING MATERIALS COMPANY

- Cement, Aggregate and Concrete
- Used in all types of construction
- Cement accounts for approximately 75% of earnings

PRIMARY EARNINGS DRIVERS

- Cement Capacity Expansion Projects (millions of tons)

FY07 Total Capacity	***5.0***
▪ California expansion	1.0
▪ Central Texas expansion	1.4
▪ North Texas incremental production	0.5
Targeted Capacity	***7.9***

- Margin Expansion
  - Efficiency improvements
  - All operations

CEMENT PLANT



QUARRY



CEMENT PLANT KILN



READY-MIX CONCRETE



CENTRAL TEXAS CEMENT PLANT



CONSTRUCTION FOR CENTRAL TEXAS CEMENT PLANT EXPANSION


AUG/22/2008

STONE PLANT IN OKLAHOMA



NEW CALIFORNIA CEMENT PLANT



DRIVERS OF CEMENT DEMAND

PUBLIC WORKS – 50%



RESIDENTIAL – 25%



NON-RESIDENTIAL – 25%



FAVORABLE U.S. CEMENT INDUSTRY STRUCTURE



US Cement Consumption and Production 1995 – 2007
(mm tons)
150
140
130
120
110
100
90
80
70
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
Consumption
Production

- U.S cement consumption exceeds domestic production capacity
- U.S. cement capacity and import terminals largely owned or controlled by international producers
- Significant barriers to entry exist for new cement capacity
- Regional business due to significant transportation costs

Source: Portland Cement Association (PCA)

ATTRACTIVE LONG-TERM MARKETS TEXAS AND CALIFORNIA

- The two largest cement markets in the U.S.
- Account for almost 25% of cement consumption
- Receive the largest shares of federal transportation funding
- Favorable demographics
  - Large populations
  - Above average population growth rates

STRONG MARKET POSITIONS

- Texas
  - Accounts for approximately 80% of TXI sales
  - TXI is the largest cement supplier in the state
  - TXI is a low cost cement supplier
  - Aggregate and ready mix operations are concentrated in Texas
  - Largest expanded shale and clay supplier in Texas
- California
  - Cement plant expansion makes TXI one of the largest competitors in southern California
  - Expansion gives TXI low cost cement capacity

TEXAS MARKET – 1980, 2000 AND 2020



Texas Population and Cement Consumption
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Thousands
1980
2000
2020 (projected)
Texas Population
Texas Cement Consumption

Sources: U. S. Census Bureau, Portland Cement Association (PCA), USGS

CALIFORNIA MARKET – 1980, 2000 AND 2020



California Population and Cement Consumption
Thousands
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
1980
2000
2020
(projected)
California Populaton
California Cement Consumption

Sources: U.S. Census Bureau, Portland Cement Association (PCA), USGS

LOW COST OPERATIONS ARE KEY

High Productivity and Efficiency

	North Texas [1]	Central Texas [2]	Old California [3]	New California [4]	PCA Comps [5]
Labor Productivity					
Tons per man hour	6.0	2.8	2.6	6.1	3.6
Energy Efficiency					
Mmbtu/ton	3.2	3.7	5.0	2.5	3.3
kwh/ton	118.6	124.6	164.6	110.0	136.0

Notes:
1 North Texas productivity from the dry kiln for the twelve months ended May 31, 2008
2 Central Texas productivity for the twelve months ended May 31, 2008
3 Old California productivity for the twelve months ended May 31, 2007
4 Expected California productivity for the new kiln at full capacity
5 U.S. and Canadian Labor – Energy Input Survey, Portland Cement Association

CEMENT PLANT EXPANSIONS

CALIFORNIA CEMENT PLANT MODERNIZATION AND EXPANSION

- Commissioned May 2008
- Added 2.3 million tons of state-of-the-art annual cement capacity
- Replaced 1.3 million tons of 50 year old production capacity
- Combined benefit of more capacity and significantly increased production efficiencies

CENTRAL TEXAS CEMENT PLANT EXPANSION

- Enhances TXI's market-leading position in Texas
- Adds 1.4 million tons of state-of-the-art cement capacity
- Existing .9 million ton cement facility will remain in operation
- Expected investment of $325-350 million
- Required permits and permissions are in place
- Scheduled to begin operation during the winter of fiscal year 2010

NORTH TEXAS CEMENT PLANT INCREMENTAL PRODUCTION

- Current annual plant capacity of 2.8 million tons
- Potential to increase production by .5 million tons annually
- Increase will come from kiln added in 2001
- Have already realized significant clinker production improvement
- Expect full realization of increase within three years
- Incremental nature of production should improve production efficiencies

CURRENT MARKET CONDITIONS

CURRENT ECONOMIC CONDITIONS

- The U.S. economy has slowed
- U.S. credit markets are difficult
- Energy costs are volatile
- The Texas economy is relatively strong
- California construction activity is weak

SUMMARY OF CONSTRUCTION ACTIVITY

	Texas	California
Highway Contracts		
CY07 vs CY06	-21%	37%
YTD 08 vs YTD 07 – August	-56%	-14%
Residential Starts		
CY07 vs CY06	-25%	-39%
YTD 08 vs YTD 07 - August	-26%	-48%
Nonresidential Contracts		
CY07 vs CY06	-3%	-19%
YTD 08 vs YTD 07 – August	-7%	-36%
Cement Consumption		
CY07 vs CY06	1%	-15%
YTD 08 vs YTD 07 -July	6%	-24%

Source: F.W. Dodge, Portland Cement Association

CURRENT MARKET CONDITIONS

- Texas cement consumption continues to exceed cement capacity – imports required
- California cement consumption approximates capacity – but construction has yet to bottom
- The cost to import cement remains high
- Imports have declined with declining cement demand in California

ACTIONS IN A CHALLENGING ENVIRONMENT

- Texas cement price increases
  - April 2008: realized approximately $4 per ton
  - Effective July 2008: $5 per ton in south and central Texas
  - Effective October 2008: Announced $5 per ton in south and central Texas
  - Effective January 2009: Announced $15 per ton in Texas and California
- Announced ready mix price increase effective October 1 of $25 per cubic yard
- Cement inventory management action at North Texas plant
  - Temporarily idle two wet kilns beginning October 2008 (capacity of 600,000 tons)
  - Reasons: increased production from dry kiln and reduction of inventory
- Capital investment and redeployment in aggregates
- Improved ready mix labor and truck productivity
- State-of-the-art cement capacity now in place in California
  - Matching cement production to market requirements
  - Cement grinding operations at Crestmore idled
- Continue construction on Central Texas expansion
- Completed $300 million financing in August

STRATEGY AND EARNINGS POTENTIAL

TXI'S STRATEGY IN SUMMARY

- Aggressively expand TXI's most important business line
- Increase TXI cement capacity by 60%
  - All projects are at existing sites
    - Utilize infrastructure already in place
    - Underlying permits already in place
    - Organic growth versus acquisition
  - All projects are in attractive long term markets
  - All improve production efficiencies
  - All reduce per ton emissions
- Expand and improve efficiency of other business lines

EARNINGS POTENTIAL

	Shipments	Sales	Normalized Margin	Potential Operating Profit
	(Mill)	($Mill)		($Mill)
Cement (tons)	7.9	751	30%	225
Aggregates (tons)	25.0	200	20%	40
Ready-mix (yards)	4.5	405	9%	37
Other		130	20%	26
Combined Operating Profit				328
Corporate Expenses, Net				(30)
Depreciation				85
EBITDA				383
FY08 EBITDA				166

Note: Potential values assume a recovery in construction activity, cement consumption equal to or greater than cement capacity in Texas and California, normalized industry margins, and expected performance from new cement operations.

ADDENDUM - RECONCILIATION OF EBITDA TO NET INCOME

RECONCILIATION OF EBITDA TO NET INCOME IN $ MILLIONS

	FY 2008
EBITDA Reconciled	
Net Income from Continuing Operations	87
Plus (minus):	
Interest	3
Income Taxes	39
Depreciation, Depletion & Amortization	56
Less One-Time Gain from Sales	(19)
EBITDA	166

EBITDA represents income from continuing operations before interest, income taxes, depreciation and amortization, less one time gains from the sale of real estate ($5 million), the sale of South Louisiana Aggregate Operations ($10 million) and the sale of cement emissions credits ($4 million).

EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.

It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.

EBITDA is not necessarily comparable to similarly titled measures used by other companies.

IN SUMMARY

- Favorable industry structure
- Attractive long-term markets – Texas and California
- Strong market positions
- Cement expansions enhance competitive positions and expand earnings potential
- Capital structure provides foundation for growth

IMPORTANT ADDITIONAL INFORMATION

Texas Industries and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Texas Industries in connection with the Annual Meeting of Shareholders to be held on October 21, 2008. Information regarding the special interests of the directors and executive officers of Texas Industries are available in the definitive proxy statement filed by Texas Industries on August 29, 2008, in connection with the Annual Meeting of Shareholders. Texas Industries shareholders are strongly encouraged to read the definitive proxy statement and the accompanying proxy card, and any amendments as they contain important information, including information relating to the participants in Texas Industries solicitation of proxies. In addition, Texas Industries files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission. Shareholders can obtain the definitive proxy statement, the proxy card, any amendments or supplements to the proxy statement and other documents filed by Texas Industries with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement, the proxy card, any amendments and supplements to the proxy statement and any other document filed by Texas Industries with the Securities and Exchange Commission are also available for free at Texas Industries' Internet website at www.txi.com or by writing to Texas Industries at 1341 W. Mockingbird Lane, Suite 700W, Dallas, TX 75247. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Morrow & Co., LLC., at (800) 662-5200.

TEXAS INDUSTRIES, INC.

Conference Call

October 2008